UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 21, 2005
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into Material Definitive Agreement

     On April 21, 2005, the Board of Directors of Akamai Technologies, Inc. (“Akamai”) approved amendments to the Akamai Technologies, Inc. 1999 Employee Stock Purchase Plan (the “ESPP”). The amendments will be effective as of June 1, 2005, the commencement of the next offering period under the ESPP. The amendments are as follows:

(i) the duration of the offering periods during which an option to purchase shares of common stock of Akamai under the ESPP was changed to six months from 24 months;

(ii) the number of times a participant may elect to change his or her percentage payroll deductions during an offering period was changed to two times from four times;

(iii) the definition of “Compensation,” which is used in determining a participant’s contribution to the ESPP, was amended to expressly include cash bonuses and other cash incentive payments received by the participant from Akamai; and

(iv) a provision was added to indicate that, upon termination of an offering period, each eligible participant will be automatically enrolled in the next offering period unless he or she provides a withdrawal notification to Akamai.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2005	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Robert Cobuzzi
Robert Cobuzzi, Chief Financial Officer